Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-229779, 333-192150, 333-195743, 333-198055, 333-202443, 333-204774, 333-207597, 333-209840, 333-212740, 333-216291, 333-226447 and 333-223205) of Twitter, Inc. of our report dated February 18, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 18, 2020